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                                                                     EXHIBIT 5.1



                        [LETTERHEAD OF HUNTON & WILLIAMS]


                               February 18, 1999

Board of Directors
Lowe's Companies, Inc.
Highway 268 East
North Wilkesboro, North Carolina 28659


                     Re: Registration Statement on Form S-4
       Relating to Acquisition of Eagle Hardware & Garden, Inc. by Lowe's
                                 Companies, Inc.

Ladies and Gentlemen:

        We are acting as counsel for Lowe's Companies, Inc. (the "Company") in connection with the registration under the Securities Act of 1933 of 22,705,142 shares of its Common Stock (the "Common Stock"). The Common Stock is to be issued by the Company in connection with its acquisition of Eagle Hardware & Garden, Inc., and the transaction in which the Common Stock will be issued is described in the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"). In connection with the filing of the Registration Statement, you have requested our opinion concerning certain corporate matters.

        In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

        Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina.

        2. The Common Stock has been duly authorized and, when the shares have been issued as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us in the Proxy Statement/Prospectus included therein.

                                                   Very truly yours,

                                                   /s/ Hunton & Williams